EXHIBIT 23.2






                          INDEPENDENT AUDITORS' CONSENT










We consent to the incorporation by reference in Registration Statements No. 33-39874, No. 33-49720, No. 33-49722, No. 33-67830, No. 33-82102 and No.
333-48991 of Kinnard Investments, Inc. on Form S-8 of our report dated January 30, 1997 on the consolidated statement of operations, shareholders' equity, and cash flows of Kinnard Investments, Inc. for the year ended December 31, 1996, appearing in this Annual Report on Form 10-K of Kinnard Investments, Inc. and its subsidiaries.

    /s/    Deloitte & Touche LLP

Minneapolis, Minnesota
March 19, 1999